Exhibit 10.5

BACKSTOP AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of the 20th day of May, 2015 (the "Effective Date"), by TRIBRIDGE RESIDENTIAL, LLC, a Georgia limited liability company ("TriBridge") and BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation ("Bluerock Guarantor").

WITNESSETH

WHEREAS, BR WHETSTONE MEMBER, LLC, a Delaware limited liability company, an affiliate of the Bluerock Guarantor (the "BR Member"), and TRIBRIDGE CO-INVEST 27, LLC, a Georgia limited liability company, an affiliate of TriBridge (the "TriBridge"), have entered into that certain Operating Agreement, dated as of May 20, 2015 ("Operating Agreement"), of BR-TBR Whetstone Venture, LLC, a Delaware limited liability company ("Company");

WHEREAS, the Company is the sole member of BR-TBR Whetstone Owner, LLC, a Delaware limited liability company (the "Property Owner"), the owner of fee simple title to the Property;

WHEREAS, on or about May 20, 2015, the Property Owner has obtained a loan from KeyBank National Association ("Lender"), in the maximum principal amount of Twenty-Five Million One Hundred Forty-Seven Thousand Five Hundred and No/100 Dollars ($25,147,500.00) (the "Loan") evidenced by a Promissory Note dated May 20, 2015 (the "Note") and a Loan Agreement dated May 20, 2015 (the "Loan Agreement") and secured by a first lien deed of trust on the Property;

WHEREAS, pursuant to (i) certain Guaranty Agreement executed and delivered by the Bluerock Guarantor in favor of Lender (the "Mortgage Guaranty"), and (ii) that certain Environmental and Hazardous Substances Indemnity Agreement executed and delivered by the Bluerock Guarantor and Property Owner in favor of Lender (the "Environmental Indemnity" and together with the Mortgage Guaranty, the "Mortgage Guaranties"), the Bluerock Guarantor is guaranteeing certain obligations relating to the Loan;

WHEREAS, TriBridge has agreed to execute and deliver this Agreement to set forth its agreement with respect to liabilities which may arise under the Mortgage Guaranties; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Operating Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree, as follows:

1.             Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

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"Acquiesces" or "Acquiesced" means, with respect to any Person and any act or omission that may give rise to Guaranty Losses, and such Person having received (separately, simultaneously and with particularity) written notice from the Person causing such action to be taken or omitted and specifically describing such act or omission, such Person responding with a written statement within five (5) Business Days of its receipt of such notice affirmatively stating that such Person does not object to such noticed acts or omissions (it being specifically acknowledged and agreed, however, that if such Person does not so respond within such five (5) Business Day period, then such Person shall be deemed to have not Acquiesced). For example, if (x) any TriBridge Party desires to take or omit an action which if taken or omitted may give rise to Guaranty Losses, (y) such TriBridge Party gives simultaneous and specific written notices to the Bluerock Guarantor of such TriBridge Party’s intent with regard to such action, and (z) the Bluerock Guarantor fails to respond within five (5) Business Days, then the Bluerock Guarantor shall be deemed to have not Acquiesced to such action.

"BR Party" means any of (a) the Bluerock Guarantor, (b) BR Member, (c) any Person that acquires a membership interest in the Company from a BR Party pursuant to the provisions of the Operating Agreement, and (d) any employee, agent, representative, officer, manager or member of BR Member or the Bluerock Guarantor.

"BR Party Caused Guaranty Losses" means any Guaranty Losses that arise solely from (x) any acts, omissions or failure to perform of any BR Party, or (y) actions taken by another Person at the direction of, or pursuant to any contract or subcontract entered into with, any BR Party; provided, however, if such action or omission is (a) Acquiesced to by a TriBridge Party, then the same shall not be deemed a BR Party Caused Guaranty Loss, but rather shall be deemed a Joint Loss or (b) was undertaken at the direction of a TriBridge Party or on account of a prior act or omission of a TriBridge Party (unless Acquiesced to by a BR Party), then the same shall not be deemed a BR Party Caused Guaranty Loss, but rather shall be deemed a TriBridge Party Caused Guaranty Loss.

"Business Day" means a day of the year on which banks are open for business in the State of New York and the State of North Carolina other than a (a) Saturday, (b) Sunday, (c) legal holiday in the State of New York, (d) legal holiday in the State of North Carolina, or (e) legal holiday in the State of Georgia.

"Guaranty Loss" or "Guaranty Losses" means (individually and collectively, as appropriate) any and all actual out-of-pocket losses, damages, costs and expenses to the extent paid by (i) the Bluerock Guarantor to Lender (or its successor or assignee as lender under the Loan) under Section 2(a) and 2(b) of the Mortgage Guaranty (for avoidance of doubt, recourse repayment obligations shall not constitute the basis for any Guaranty Loss), or (ii) the Property Owner to Lender (or its successor or assignee as lender under the Loan) under the Environmental Indemnity (a "Property Owner Guaranty Loss").

"Joint Loss" or "Joint Losses" means (individually and collectively, as appropriate) any Guaranty Losses that are not a BR Party Caused Guaranty Loss or a TriBridge Party Caused Guaranty Loss. TriBridge shall be responsible for 7.5% of any Joint Loss, and the Bluerock Guarantor shall be responsible for 92.5% of any Joint Loss.

"Loan Documents" has the meaning given thereto in the Loan Agreement.

"Person" means any natural person, partnership, corporation, limited liability company and any other form of business or legal entity.

"Party" means (individually and collectively, as appropriate) the Bluerock Guarantor and TriBridge.

"Property Manager" means TriBridge Residential Property Management Advisors, LLC, a Georgia limited liability company.

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"TriBridge Party" means, any of (a) TriBridge, (b) the TriBridge Member, (c) Property Manager, (d) the TriBridge Principals, (e) any employee, agent, representative, officer or member of TriBridge, Property Manager or the TriBridge Member, and (f) and any Person that acquires a membership interest in the Company from a TriBridge Party pursuant to the provisions of the Operating Agreement.

"TriBridge Principals" means Steve Broome, R. Lee Walker and Robert H. West.

"TriBridge Party Caused Guaranty Losses" means any Guaranty Losses that arise as a result of (x) any acts, omissions or failure to perform of any TriBridge Party, or (y) actions taken by another Person at the direction of, or pursuant to any contract or subcontract entered into with, any TriBridge Party, provided, however, if an action or omission is (a) Acquiesced to by a BR Party, then the same shall not be deemed a TriBridge Party Caused Guaranty Loss, but rather shall be deemed a Joint Loss or (b) was undertaken at the direction of a BR Party or on account of a prior act or omission of a BR Party (unless Acquiesced to by a TriBridge Party), then the same shall not be deemed a TriBridge Party Caused Guaranty Loss but rather shall be deemed a BR Party Caused Guaranty Loss.

2.             Indemnity. Subject to Section 3 below, (a) TriBridge hereby indemnifies and holds (i) the Bluerock Guarantor harmless from and against (x) all TriBridge Party Caused Guaranty Losses and (y) 7.5% of all Joint Losses, and (ii) the Property Owner harmless from and against any Property Owner Guaranty Loss that is a TriBridge Party Caused Guaranty Loss, and (b) the Bluerock Guarantor hereby indemnifies and holds the Property Owner harmless from and against any Property Owner Guaranty Loss that is a BR Party Caused Guaranty Loss.

3.             Limitations. Notwithstanding anything to the contrary contained in this Agreement, the parties acknowledge and agree as follows:

(a)          in no event shall (i) TriBridge have any obligation under this Agreement for any loss, claim, liability, judgment, cost, damage and/or expense (including, without limitation, reasonable attorneys’ fees, costs and disbursements) incurred by the Bluerock Guarantor or the Property Owner with respect to a claim under a Mortgage Guaranty that is a BR Party Caused Guaranty Loss; or (ii) the Bluerock Guarantor have any obligation under this Agreement for any loss, claim, liability, judgment, cost, damage and/or expense (including, without limitation, reasonable attorneys’ fees, costs and disbursements) incurred by the Property Owner with respect to a claim under a Mortgage Guaranty that is a TriBridge Party Caused Guaranty Loss;

(b)          in the event that Property Manager ceases to function as the property manager for the Property for any reason and is not replaced by another property management company affiliated with a Tribridge Party (a “Property Manager Removal Event”), then TriBridge shall have no further obligations with respect to Joint Losses based on events or circumstances occurring subsequent to the occurrence of such Property Manager Removal Event and caused by the replacement property management company.

(c)          in the event that any BR Party acquires all of the membership interests in the Company owned on the Effective Date hereof by TriBridge Member (a "BR Party 100% Acquisition Event"), then TriBridge shall have no further obligations under this Agreement except with respect to (i) TriBridge Party Caused Guaranty Losses based on events or circumstances occurring prior to the occurrence of such BR Party 100% Acquisition Event, (ii) Joint Losses based on events or circumstances occurring prior to the occurrence of such BR Party 100% Acquisition Event, or (iii) attorneys’ fees or defenses costs for which TriBridge is liable under Section 4 below. Following any release of TriBridge from future liability in accordance with this Paragraph 3(c), the Bluerock Guarantor shall remain fully liable for all obligations owing by the Bluerock Guarantor to the Property Owner under Paragraph 2(b) above (provided, however, that for these purposes and only in this limited circumstance, the Bluerock Guarantor shall be liable for 100% of any Joint Loss), the same to survive the occurrence of a BR Party 100% Acquisition Event; and

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(d)          in the event that any TriBridge Party acquires all of the membership interests in the Company owned on the Effective Date hereof by BR Member (a "TriBridge Party 100% Acquisition Event"), then the Bluerock Guarantor shall have no further obligations under this Agreement (provided that nothing contained herein shall release the Bluerock Guarantor from potential liability to Lender pursuant to the Mortgage Guaranties executed by the Bluerock Guarantor) except with respect to (i) BR Party Caused Guaranty Losses based on events or circumstances occurring prior to the occurrence of such TriBridge Party 100% Acquisition Event, (ii) Joint Losses based on events or circumstances occurring prior to the occurrence of such TriBridge Party 100% Acquisition Event, or (iii) attorneys’ fees or defense costs for which the Bluerock Guarantor is liable under Section 4 below. Following any release of the Bluerock Guarantor from future liability in accordance with this Paragraph 3(d), TriBridge shall remain fully liable for all obligations owing by TriBridge to the Bluerock Guarantor under Paragraph 2(a) above (and for all obligations owing to Property Owner under Paragraph 2(b) above) (provided, however, that for these purposes and only in this limited circumstance, TriBridge shall be liable for 100% of any Joint Loss), the same to survive the occurrence of a TriBridge Party 100% Acquisition Event.

4.            Claim Mechanics.

(a)          If the Bluerock Guarantor receives a notice of claim from the Lender under any Mortgage Guaranty or Property Owner receives a notice of claim under the Environmental Indemnity (for purposes of this Paragraph 4, the Bluerock Guarantor or Property Owner are each a "Claiming Guarantor") (any such notice, a "Lender Claim Notice") and believes that it is entitled to indemnification under this Agreement, then the Claiming Guarantor:

(i)          shall deliver a notice (the "Claim Notice") to the other Parties (and to all Parties if Property Owner is the Claiming Guarantor) (each a "Recipient Guarantor" in such instance) stating the amount claimed (the "Claimed Amount"), together with (x) a description of the basis for its belief that the Recipient Guarantors are liable for all or a portion of such amounts and (y) a copy of the Lender Claim Notice;

(ii)         shall take no action (such as admission of liability or payment to Lender of amounts in respect of the claim under any Mortgage Guaranty) that would prejudice the Recipient Guarantors in defense of any such claim; provided, however, that (x) the Claiming Guarantor shall be permitted to disclose information and/or make payments pursuant to the order of any court of competent jurisdiction (a "Court Order") requiring such disclosure and/or payment, and (y) the Claiming Guarantor shall promptly notify the Recipient Guarantors of such Court Order to permit the Recipient Guarantors to seek a protective order or to take other appropriate action (provided that failure to so promptly notify Recipient Guarantors shall not serve to relieve the Recipient Guarantors from their obligations under this Agreement). The Claiming Guarantor shall, if requested by the Recipient Guarantors, cooperate (at no cost or expense to the Claiming Guarantor) in the Recipient Guarantors’ efforts to obtain an order barring such disclosure and/or payment;

(iii)        agrees that if the Recipient Guarantor(s) agrees that the Claim Notice relates to a Guaranty Loss caused by the Recipient Guarantor(s), then the Recipient Guarantors shall have the exclusive right to conduct the defense to any claim, demand or suit relating to such Lender Claim Notice; and

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(iv)        agrees that if the Recipient Guarantor(s) agrees that the Claim Notice relates to a Guaranty Loss that is a Joint Loss, then the Bluerock Guarantor shall conduct the defense to any claim, demand or suit relating to such Lender Claim Notice, and TriBridge shall pay 7.5% and the Bluerock Guarantor shall pay 92.5% of the actual and reasonable attorneys’ fees and other actual and reasonable costs actually incurred in connection with such defense; provided, however, if the parties under such circumstance cannot agree on joint legal counsel or that the Claim Notice relates to a Joint Loss, then each of the Claiming Guarantors shall be entitled to conduct its own defense and the provisions of Paragraph 4(c)(i) through (iv) shall apply.

(b)       On or before the date which is ten (10) days after receipt of the Claim Notice, each Recipient Guarantor shall either:

(i)          pay the Claimed Amount to the Claiming Guarantor or directly to Lender;

(ii)         deliver notice to the Claiming Guarantor that such Recipient Guarantor agrees that it is liable for the Claimed Amount and that it is electing to defend against the Lender Claim Notice; or

(iii)        deliver a notice to the Claiming Guarantor disputing that such Recipient Guarantor is liable for any portion of the Claimed Amount (it being acknowledged that any Recipient Guarantor’s failure to respond shall be deemed delivery of a notice under this subparagraph (iii) on the last day of such ten (10) day period).

(c)        Each party to this Agreement agrees that, notwithstanding any provision herein to the contrary, if any Recipient Guarantor proceeds under the provisions of Paragraph 4(a)(iii) or Paragraph 4(b)(ii) above but such Recipient Guarantor thereafter fails to diligently defend against any such Lender Claim Notice, then after notice of such failure by the Claiming Guarantor to such Recipient Guarantor and the failure of such Recipient Guarantor to diligently commence such defense within ten (10) days of such notice (it being agreed that notices to Lender disputing the Lender Claim Notice shall constitute commencement of defense against such Lender Claim Notice and in such event the Recipient Guarantor shall not be required to commence litigation, arbitration or take other actions to be deemed to be defending against any such Lender Claim Notice):

(i)          the Claiming Guarantor shall have the right to conduct the defense to the applicable Lender Claim Notice;

(ii)         the Claiming Guarantor shall not be required to obtain the consent of such Recipient Guarantor to any settlement or resolution of any matters arising from the applicable Lender Claim Notice (including, without limitation, any proposed payment to Lender);

(iii)        if it is ultimately determined that such Lender Claim Notice relates to a TriBridge Party Caused Guaranty Loss or a BR Party Caused Guaranty Loss, then the applicable Recipient Guarantor(s) shall be required to pay all actual and reasonable attorneys’ fees and other reasonable costs actually incurred by the Claiming Guarantor in connection with such defense; and

(iv)        if it is ultimately determined that such Lender Claim Notice relates to a Joint Loss, TriBridge shall be required to pay 7.5% and the Bluerock Guarantor shall be required to pay 92.5% of the actual and reasonable attorneys’ fees and other reasonable costs actually incurred by the Claiming Guarantor in connection with such defense.

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(d)          For the avoidance of doubt, nothing contained in this Section 4 shall limit the Bluerock Guarantor or the Property Owner from delivering more than one Claim Notice as to any particular Lender Claim Notice.

5.            WAIVER OF JURY TRIAL. THE PARTIES HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER PARTY, AS APPLICABLE.

6.             VENUE AND JURISDICTION. THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

7.             Entire Agreement; Writing Required. This Agreement constitutes the entire agreement between the Parties with respect to the matters referred to herein, and no modification or waiver of any of the terms hereof shall be effective unless in writing, signed by the Party to be charged with such modification or waiver.

8.             Governing Law. This Agreement shall be governed by the laws of the State of North Carolina, without regard for conflicts of laws principles or otherwise.

9.             Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.             Notices. Any notice or request required or permitted to be given hereunder (each, a "Notice" or a "notice") shall be in writing and shall be (as elected by the Party giving such notice) (i) transmitted by certified or registered mail, return receipt requested, postage prepaid, (ii) transmitted by personal delivery, or (iii) transmitted by nationally recognized overnight courier service. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given (a) five (5) Business Days after the date of posting if transmitted by certified or registered mail, (b) the date of delivery if transmitted by personal delivery or (c) the first Business Day after the date of posting if delivered by nationally-recognized overnight courier service. Each Party may change its address for purposes hereof by notice given to the other Parties. Notices hereunder shall be directed:

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To TriBridge, at:

c/o TriBridge Residential, LLC
1575 Northside Drive

Building 100, Suite 200

Atlanta, Georgia 30318
Attn: Robert H. West

With a copy to:

Nelson Mullins

Atlantic Station

201 17th St. NW, Suite 1700

Atlanta, Georgia 30363
Attn: Eric Wilensky, Esq.

To the Bluerock Guarantor:

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attn: R. Ramin Kamfar

With a copy to:

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attn: Michael L. Konig, Esq.

11.           Counterparts. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original and all of which taken together shall constitute the same instrument. All signatories hereto intend (as evidenced by their execution hereof) that a facsimile copy and signature shall have the same effect as an original.

12.           No Third Party Beneficiary; Recitals Incorporated. This Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity other than the Parties hereto, it being the intention of the Parties hereto that no one shall be deemed to be a third party beneficiary of this Agreement. The recitals set forth above are incorporated into this Agreement as if fully set forth herein. Notwithstanding the foregoing to the contrary, the Parties acknowledge and agree that the Property Owner, so long as any BR Party or any TriBridge Party is the owner of an interest (direct or indirect) in Property Owner, shall be a third-party beneficiary of this Agreement and be entitled to enforce the rights afforded to the Property Owner hereunder (including, without limitation, the indemnification provided in Section 2 above).

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13.           Prevailing Party Fees. To the fullest extent permitted by law, in the event of any litigation arising out of this Agreement, including, but not limited to, any claim for amounts due under Section 4, the prevailing party shall be entitled to receive from the losing party an amount equal to the prevailing party’s costs incurred in such litigation, including, without limitation, the prevailing party’s attorneys’ fees, costs and disbursements. If TriBridge becomes subject to any bankruptcy proceeding, other relief from creditors, receivership or similar proceedings (whether same are voluntary or involuntary), then the Bluerock Guarantor shall be entitled to receive reimbursement for all costs and expenses (including, without limitation, actual and reasonable attorneys’ fees, costs and disbursements) incurred by it in responding to or participating in such proceeding from TriBridge subject to such bankruptcy proceeding. The provisions of this Section 13 shall survive the termination of this Agreement.

14.           Further Assurances. Each party hereto agrees that it will without further consideration execute and deliver such other documents and take such other action, subsequent to the Effective Date as may be reasonably requested by another party hereto to consummate more effectively the purposes or subject matter of this Agreement.

15.           Representation. TriBridge hereby represents and warrants that TriBridge is solvent and is the same entity that provides recourse and non-recourse support for agency debt and construction loans obtained by TriBridge or its affiliates.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BLUEROCK GUARANTOR:

BLUEROCK RESIDENTIAL GROWTH REIT, INC.,
a Maryland corporation

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	COO and General Counsel

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TRIBRIDGE:

TRIBRIDGE RESIDENTIAL, LLC,
a Georgia limited liability company

By:	/s/ Lee Walker
Name:	Lee Walker
Title:	Authorized Signatory

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